Exhibit 1.2

UnitedHealth Group Incorporated

Debt Securities

Pricing Agreement

December 13, 2018

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Mizuho Securities USA LLC

320 Park Avenue, 12th Floor

New York, New York 10022

U.S. Bancorp Investments, Inc.

214 North Tryon Street, 26th Floor

Charlotte, North Carolina 28202

As Representatives of the several Underwriters

named in Schedule I hereto

Ladies and Gentlemen:

UnitedHealth Group Incorporated, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein (the “Pricing Agreement”) and in the underwriting agreement, dated December 13, 2018 (the “Agreement”), between the Company, on the one hand, and J.P. Morgan Securities LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Mizuho Securities USA LLC and U.S. Bancorp Investments, Inc., as representatives (the “Representatives”) of the several underwriters named in Schedule I hereto (the “Underwriters”), on the other hand, to issue and sell to the Underwriters the Securities specified in Schedule II hereto (the “Designated Securities”). Each of the provisions of the Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Pricing Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 3 of the Agreement shall be deemed to be a representation or warranty as of the date of the Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Unless otherwise defined herein, terms defined in the Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 15 of the Agreement and the addresses of the Representatives referred to in such Section 15 are set forth at the end of Schedule II hereto.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

At or prior to 5:35 p.m. (Eastern Time) on December 13, 2018 (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): the Preliminary Prospectus dated December 13, 2018 (including the Base Prospectus dated February 21, 2017) and the “free writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Schedule III hereto, including a final term sheet in the form set forth in Schedule IV hereto.

Subject to the terms and conditions set forth herein and in the Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters or power of attorney, the form or forms of which shall be submitted to the Company for examination upon request.

[Remainder of Page Intentionally Left Blank]

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Very truly yours,

UNITEDHEALTH GROUP INCORPORATED

By:	/s/ Peter M. Gill
Name: Peter M. Gill
Title: Senior Vice President and Treasurer

J.P. MORGAN SECURITIES LLC

By:	/s/ Robert Bottamedi
Name: Robert Bottamedi
Title: Vice President

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Adam D. Bordner
Name: Adam D. Bordner
Title: Director

DEUTSCHE BANK SECURITIES INC.

By:	/s/ John C. McCabe
Name: John C. McCabe
Title: Managing Director

By:	/s/ Anguel Zaprianov
Name: Anguel Zaprianov
Title: Managing Director

MIZUHO SECURITIES USA LLC

By:	/s/ Jim Shepard
Name: Jim Shepard
Title: Managing Director

U.S. BANCORP INVESTMENTS, INC.

By:	/s/ Chris Cicoletti
Name: Chris Cicoletti
Title: Managing Director

As Representatives of the several Underwriters

named in Schedule I to the applicable Pricing Agreement

SCHEDULE I

Underwriter	Principal Amount of 2024 Notes	Principal Amount of 2025 Notes	Principal Amount of 2028 Notes	Principal Amount of 2048 Notes
J.P. Morgan Securities LLC	$65,250,000	$26,100,000	$73,950,000	$95,700,000
Citigroup Global Markets Inc.	64,500,000	25,800,000	73,100,000	94,600,000
Deutsche Bank Securities Inc.	64,500,000	25,800,000	73,100,000	94,600,000
Mizuho Securities USA LLC	64,500,000	25,800,000	73,100,000	94,600,000
U.S. Bancorp Investments, Inc.	64,500,000	25,800,000	73,100,000	94,600,000
Credit Suisse Securities (USA) LLC	64,500,000	25,800,000	73,100,000	94,600,000
HSBC Securities (USA) Inc.	64,500,000	25,800,000	73,100,000	94,600,000
Barclays Capital Inc.	24,750,000	9,900,000	28,050,000	36,300,000
BB&T Capital Markets, a division of BB&T Securities, LLC	24,750,000	9,900,000	28,050,000	36,300,000
Goldman Sachs & Co. LLC	24,750,000	9,900,000	28,050,000	36,300,000
KeyBanc Capital Markets Inc.	24,750,000	9,900,000	28,050,000	36,300,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	24,750,000	9,900,000	28,050,000	36,300,000
Morgan Stanley & Co. LLC	24,750,000	9,900,000	28,050,000	36,300,000
PNC Capital Markets LLC	24,750,000	9,900,000	28,050,000	36,300,000
RBC Capital Markets, LLC	24,750,000	9,900,000	28,050,000	36,300,000
Wells Fargo Securities, LLC	24,750,000	9,900,000	28,050,000	36,300,000
BMO Capital Markets Corp.	7,500,000	3,000,000	8,500,000	11,000,000
BNY Mellon Capital Markets, LLC	7,500,000	3,000,000	8,500,000	11,000,000
Fifth Third Securities, Inc.	7,500,000	3,000,000	8,500,000	11,000,000
Loop Capital Markets LLC	7,500,000	3,000,000	8,500,000	11,000,000
MUFG Securities Americas Inc.	7,500,000	3,000,000	8,500,000	11,000,000
Regions Securities LLC	7,500,000	3,000,000	8,500,000	11,000,000
Santander Investment Securities Inc.	7,500,000	3,000,000	8,500,000	11,000,000
SunTrust Robinson Humphrey, Inc.	7,500,000	3,000,000	8,500,000	11,000,000
TD Securities (USA) LLC	7,500,000	3,000,000	8,500,000	11,000,000
The Huntington Investment Company	7,500,000	3,000,000	8,500,000	11,000,000

Total	$750,000,000	$300,000,000	$850,000,000	$1,100,000,000

SCHEDULE II

Title of Designated Securities:

3.500% Notes Due February 15, 2024 (the “2024 Notes”)

3.700% Notes Due December 15, 2025 (the “2025 Notes”)

3.875% Notes Due December 15, 2028 (the “2028 Notes”)

4.450% Notes Due December 15, 2048 (the “2048 Notes”)

Aggregate principal amount:

$750,000,000 for the 2024 Notes

$300,000,000 for the 2025 Notes

$850,000,000 for the 2028 Notes

$1,100,000,000 for the 2048 Notes

Price to Public:

2024 Notes:	99.751% of the principal amount of the 2024 Notes, plus accrued interest, if any, from December 17, 2018.

2025 Notes:	99.799% of the principal amount of the 2025 Notes, plus accrued interest, if any, from December 17, 2018.

2028 Notes:	99.656% of the principal amount of the 2028 Notes, plus accrued interest, if any, from December 17, 2018.

2048 Notes:	99.590% of the principal amount of the 2048 Notes, plus accrued interest, if any, from December 17, 2018.

Purchase Price by Underwriters:

2024 Notes:	99.401% of the principal amount of the 2024 Notes, plus accrued interest, if any, from December 17, 2018, if settlement occurs after that date.

2025 Notes:	99.399% of the principal amount of the 2025 Notes, plus accrued interest, if any, from December 17, 2018, if settlement occurs after that date.

2028 Notes:	99.206% of the principal amount of the 2028 Notes, plus accrued interest, if any, from December 17, 2018, if settlement occurs after that date.

2048 Notes:	98.840% of the principal amount of the 2048 Notes, plus accrued interest, if any, from December 17, 2018, if settlement occurs after that date.

Form of Designated Securities:

Book-entry only form represented by one or more global securities deposited with The Depository Trust Company (“DTC”) or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC.

Specified funds for payment of purchase price:

Federal (same-day) funds.

Time of Delivery:

9:00 a.m. (New York City time), December 17, 2018.

Indenture:

Indenture, dated as of February 4, 2008, between the Company and U.S. Bank National Association, as Trustee.

Maturity:

2024 Notes:	February 15, 2024.

2025 Notes:	December 15, 2025.

2028 Notes:	December 15, 2028.

2048 Notes:	December 15, 2048.

Interest Rate:

2024 Notes:	3.500%.

2025 Notes:	3.700%.

2028 Notes:	3.875%.

2048 Notes:	4.450%.

Interest Payment Dates:

2024 Notes:	February 15 and August 15, commencing February 15, 2019.

2025 Notes:	June 15 and December 15, commencing June 15, 2019.

2028 Notes:	June 15 and December 15, commencing June 15, 2019.

2048 Notes:	June 15 and December 15, commencing June 15, 2019.

Optional Redemption:

The 2024 Notes, the 2025 Notes, the 2028 Notes and the 2048 Notes are redeemable by the Company, in whole or in part and at any time on not less than 30 nor more than 60 days’ notice by mail, at the applicable redemption prices described in the Prospectus under the heading “Description of the Notes—Optional Redemption.”

Change of Control:

Upon the occurrence of a Change of Control Triggering Event (as defined in the Prospectus), the Company will be required to make an offer to repurchase the Notes at a price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest to, but not including, the date of repurchase.

Sinking Fund Provisions:

No sinking fund provisions.

Defeasance Provisions:

Defeasance provisions set forth in Article IX of the Indenture shall apply to the Designated Securities.

Closing Date, Time and Location:

December 17, 2018, at 9:00 a.m. (New York City time) at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017.

Names and Addresses of Representatives:

As to the 2024 Notes, the 2025 Notes, the 2028 Notes and the 2048 Notes (and designated to act on behalf of the other Underwriters or other Representatives):

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Attention: Investment Grade Syndicate Desk

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Attention: General Counsel

Fax No.: (646) 291-1469

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Facsimile: (212) 797-4561

Attention: Debt Capital Markets Syndicate

Mizuho Securities USA LLC

320 Park Avenue, 12th Floor

New York, New York 10022

Attention: Debt Capital Markets Desk

Facsimile: (212) 205-7812

Email: legalnotices@us.mizuho-sc.com

U.S. Bancorp Investments, Inc.

214 North Tryon Street, 26th Floor

Charlotte, North Carolina 28202

Attention: Debt Capital Markets

Facsimile: (877) 558-2607

SCHEDULE III

List of each Issuer Free Writing Prospectus to be included in the Time of Sale Information:

•	Final term sheet, dated December 13, 2018, relating to the 2024 Notes, the 2025 Notes, the 2028 Notes and the 2048 Notes, as filed pursuant to Rule 433 under the Securities Act.

SCHEDULE IV

Issuer Free Writing Prospectus

Filed Pursuant to Rule 433

Registration Statement No. 333-216150

December 13, 2018

UNITEDHEALTH GROUP INCORPORATED

FINAL TERM SHEET

Dated December 13, 2018

$750,000,000 3.500% NOTES DUE FEBRUARY 15, 2024

$300,000,000 3.700% NOTES DUE DECEMBER 15, 2025

$850,000,000 3.875% NOTES DUE DECEMBER 15, 2028

$1,100,000,000 4.450% NOTES DUE DECEMBER 15, 2048

Issuer:	UnitedHealth Group Incorporated

Ratings (Moody’s / S&P / Fitch)*:	[Intentionally omitted]

Note Type:	SEC Registered (No. 333-216150)

Trade Date:	December 13, 2018

Settlement Date (T+2):	December 17, 2018

Maturity Date:	February 15, 2024 (the “2024 Notes”) December 15, 2025 (the “2025 Notes”) December 15, 2028 (the “2028 Notes”) December 15, 2048 (the “2048 Notes”)

Principal Amount Offered:	$750,000,000 (2024 Notes) $300,000,000 (2025 Notes) $850,000,000 (2028 Notes) $1,100,000,000 (2048 Notes)

Price to Public (Issue Price):	99.751% (2024 Notes) 99.799% (2025 Notes) 99.656% (2028 Notes) 99.590% (2048 Notes)

Net Proceeds (Before Expenses) to Issuer:	$745,507,500 (99.401%) (2024 Notes) $298,197,000 (99.399%) (2025 Notes) $843,251,000 (99.206%) (2028 Notes) $1,087,240,000 (98.840%) (2048 Notes)

Interest Rate:	3.500% (2024 Notes) 3.700% (2025 Notes) 3.875% (2028 Notes) 4.450% (2048 Notes)

Interest Payment Dates:

February 15 and August 15, commencing February 15, 2019 (2024 Notes)

June 15 and December 15, commencing June 15, 2019 (2025 Notes)

June 15 and December 15, commencing June 15, 2019 (2028 Notes)

June 15 and December 15, commencing June 15, 2019 (2048 Notes)

Regular Record Dates:	February 1 and August 1 (2024 Notes) June 1 and December 1 (2025 Notes) June 1 and December 1 (2028 Notes) June 1 and December 1 (2048 Notes)

Benchmark:	T 2.875% due November 30, 2023 (2024 Notes) T 2.875% due November 30, 2025 (2025 Notes) T 3.125% due November 15, 2028 (2028 Notes) T 3.000% due August 15, 2048 (2048 Notes)

Benchmark Price / Yield:	101-17 3⁄4 / 2.754% (2024 Notes) 100-08+ / 2.833% (2025 Notes) 101-25 / 2.917% (2028 Notes) 96-21 / 3.175% (2048 Notes)

Spread to Benchmark:	+80 basis points (2024 Notes) +90 basis points (2025 Notes) +100 basis points (2028 Notes) +130 basis points (2048 Notes)

Re-offer Yield:	3.554% (2024 Notes) 3.733% (2025 Notes) 3.917% (2028 Notes) 4.475% (2048 Notes)

Optional Redemption Provisions:

Make-whole call at any time at a discount rate of U.S. Treasury plus 12.5 basis points (2024 Notes).

Make-whole call at any time at a discount rate of U.S. Treasury plus 15 basis points (2025 Notes).

Make-whole call at any time at a discount rate of U.S. Treasury plus 15 basis points (2028 Notes).

Prior to June 15, 2048 (6 months prior to their maturity date), make-whole call at any time at a discount rate of U.S. Treasury plus 20 basis points; par call on or after June 15, 2048 (2048 Notes).

Change of Control:	If a Change of Control Triggering Event occurs, the Company will be required to make an offer to repurchase the Notes at a price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest to, but not including, the date of repurchase.

Day Count:	30/360

Business Day:	Any day except a Saturday, a Sunday or a day on which banking institutions in New York, New York or Minneapolis, Minnesota are authorized or required by law, regulation or executive order to close.

CUSIP / ISIN:	91324PDM1 / US91324PDM14 (2024 Notes) 91324PDN9 / US91324PDN96 (2025 Notes) 91324PDP4 / US91324PDP45 (2028 Notes) 91324PDQ2 / US91324PDQ28 (2048 Notes)

Joint Book-Running Managers:

J.P. Morgan Securities LLC

Citigroup Global Markets Inc.

Deutsche Bank Securities Inc.

Mizuho Securities USA LLC

U.S. Bancorp Investments, Inc.

Credit Suisse Securities (USA) LLC

HSBC Securities (USA) Inc.

Senior Co-Managers:

Barclays Capital Inc.

BB&T Capital Markets, a division of BB&T Securities, LLC

Goldman Sachs & Co. LLC

KeyBanc Capital Markets Inc.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Morgan Stanley & Co. LLC

PNC Capital Markets LLC

RBC Capital Markets, LLC

Wells Fargo Securities, LLC

Co-Managers:	BMO Capital Markets Corp. BNY Mellon Capital Markets, LLC Fifth Third Securities, Inc.

Loop Capital Markets LLC

MUFG Securities Americas Inc.

Regions Securities LLC

Santander Investment Securities Inc.

SunTrust Robinson Humphrey, Inc.

TD Securities (USA) LLC

The Huntington Investment Company

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision, suspension or withdrawal at any time.

Changes to Preliminary Prospectus Supplement

Pages S-16 to S-17 of the preliminary prospectus supplement shall be amended by replacing the disclosure under the heading “MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES — Foreign Account Tax Compliance Act” with the following:

Under the Foreign Account Tax Compliance Act, or FATCA, a 30% withholding tax may be imposed on payments of interest on notes made to a “foreign financial institution” or a “non-financial foreign entity” (in each case, as defined in the Code), regardless of whether such foreign institution or entity is a beneficial owner or an intermediary, unless:

(1) in the case of a foreign financial institution, the foreign financial institution undertakes certain diligence and reporting obligations;

(2) in the case of a non-financial foreign entity, the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner and satisfies certain other requirements; or

(3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules.

If the payee is a foreign financial institution and is subject to the diligence and reporting requirements described in clause (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other matters, that it undertake to identify accounts held by certain “United States persons” or “United States owned foreign entities” (in each case, as defined in the Code), annually report certain information about such accounts and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

If an interest payment is subject both to withholding under FATCA and to the withholding tax discussed above under “—Non-United States Holders—Interest,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. Prospective investors should consult their tax advisors regarding the consequences and application of the rules under FATCA.

* * *

The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling J.P. Morgan Securities LLC collect at (212) 834-4533, Citigroup Global Markets Inc. toll-free at (800) 831-9146, Deutsche Bank Securities Inc. toll-free at (800) 503-4611, Mizuho Securities USA LLC toll-free at (866) 271-7403 and U.S. Bancorp Investments, Inc. toll-free at (877) 558-2607. Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

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